Exhibit 4.13a




               FIRST AMENDMENT TO RIGHTS AGREEMENT
                 OF MAXICARE HEALTH PLANS, INC.



         This First  Amendment  to  Rights  Agreement of Maxicare
Health Plans, Inc. (this "Agreement") is entered into as of October 9, 1998.

         WHEREAS, Maxicare Health Plans, Inc. (the "Company") entered into a Rights Agreement with American Stock Transfer and Trust dated February 24, 1998; and

         WHEREAS, at a meeting of the Shareholders of the Company held on July 30, 1998 it was resolved to amend the Rights
Agreement as set forth below.

         NOW, THEREFORE, the parties hereby agree to amend the Rights Agreement as follows:

         1. Section 1(h) of the Rights Agreement is hereby amended to read as follows:

               "(h)  "Continuing Directors"  shall  have the same
                     meaning  as   "Disinterested  Directors"  as
                     defined in Section 1(i) hereof."

         2. Section 1(i) of the Rights Agreement is hereby amended to read as follows:

               "(i)" "Disinterested  Directors"  shall  mean  the
                     members of the  Board  of  Directors who are
                     not  (i)  officers   or   employees  of  the
                     corporation, (ii) Acquiring Persons or their Affiliates or Associates or representatives of any of them, or (iii) any Person who was directly or indirectly proposed or nominated as a director of the Corporation by an Acquiring Person or a Transaction Person."

         3.    Amendments. Except as  amended  herein, the Rights
Agreement shall remain in full force and effect.
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         IN  WITNESS  WHEREOF,   the   undersigned  parties  have
executed this First Amendment of the Rights Agreement as of the 9th day of October, 1998.

                           MAXICARE HEALTH PLANS, INC.
                           a Delaware corporation

                                 /s/ Peter J. Ratican
                           By: Peter J. Ratican, President


                           AMERICAN STOCK TRANSFER &
                           TRUST COMPANY

                                /s/ Herbert J. Lemmer
                           By: Herbert J. Lemmer
                               Vice President